Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Participants and Administrator of
NMS Communications Corporation 401(k) Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65084) of NMS Communications Corporation of our report dated June 27, 2008, relating to the financial statements of the NMS Communications Corporation 401(k) Plan which report appears in this Form 11-K.

/s/: UHY LLP

Boston, Massachusetts

June 27, 2008